TEXTRON	Exhibit 99.1
	Corporate Communications Department	NEWS Release
Investor Contacts: Doug Wilburne - 401-457-3606 Marc Kaplan - 401-457-2502	FOR IMMEDIATE RELEASE
Media Contact: Karen Gordon - 401-457-2362
Textron Exceeds Third Quarter EPS and Cash Flow Targets Announces Increased Dividend and New Share Repurchase Program

Providence, Rhode Island - October 21, 2004 - Textron Inc. (NYSE: TXT) today reported third quarter 2004 net income of $103 million or $0.73 per share, compared with third quarter 2003 net income of $47 million or $0.34 per share.

Revenues were $2.57 billion, up 15% from $2.23 billion in the third quarter of last year, reflecting higher volumes in the company's manufacturing segments.

Third quarter earnings included $0.10 per share in after-tax costs related to restructuring. For the same period last year, earnings included $0.18 per share in after-tax costs related to restructuring and a $0.07 per share after-tax charge for unamortized issuance costs related to the redemption of the $500 million Textron Capital I trust preferred securities.

Excluding these items, Textron's third quarter 2004 adjusted earnings per share were up 41% at $0.83, compared to $0.59 per share in the third quarter of 2003. The company's previous target for third quarter adjusted earnings per share was $0.70 to $0.80.

Cash flow from operating activities for the first nine months of 2004 was $805 million, compared to $300 million during the same period last year, resulting in free cash flow before restructuring for the first nine months of 2004 of $669 million, compared to $183 million last year. The company had previously targeted full-year free cash flow before restructuring in the range of $500 - $550 million.

"The majority of our end markets continued to strengthen and helped drive our top-line growth for the quarter. This, combined with the benefits of our enterprise management initiatives, resulted in an improvement in our overall performance, including cash flow," said Lewis B. Campbell, Textron chairman, president and CEO.

Outlook

Textron now expects full-year 2004 adjusted earnings per share will be between $3.25 and $3.35, up from $2.79 per share in 2003. The company expects fourth quarter adjusted earnings per share to be between $0.99 and $1.09. These amounts exclude restructuring costs and other special items.

Textron now expects full-year free cash flow before restructuring to be between $600 and $700 million, with cash flow from operations ranging from $805 to $905 million.

"We are encouraged by our prospects for strong top-line growth over the next several years and expect to deliver even stronger growth in earnings as a result of our ongoing progress in reducing costs," Campbell added.

The company currently expects its 2005 GAAP earnings per share will be up 15%-20%, compared to this year's adjusted earnings per share.

Board Approves Increase in Dividend Payment and New Share Repurchase Program

Textron's Board of Directors has authorized a $0.10 per share increase in the company's annualized common stock dividend, from $1.30 per share to $1.40 per share. The first increased dividend payment will be paid on January 3, 2005 to holders of record at the close of business on December 10, 2004.

Textron's Board of Directors also authorized a new, 12-million-share repurchase program. This program supersedes the company's previous authorization, under which less than one million shares remained.

Presentation of Results and Outlook

Textron presents adjusted results and outlook before restructuring costs and other special items because such items are outside normal business operations and are difficult to forecast accurately for specific periods. Such items are either isolated or temporary in nature. Therefore, it is helpful to understand results without these items, especially when comparing results to previous periods or forecasting performance in future periods.

For example, Textron incurred $18 million in pre-tax costs during the third quarter for its restructuring program. The restructuring program is expected to be substantially complete in 2004. During the execution of the restructuring program, the company is incurring costs that are supplementary to the ongoing operating costs of the business. These costs are not directly related to ongoing business results during the quarter and are not expected to occur with any regularity or predictability.

Results before restructuring costs and other special items are also the basis for measuring operating performance for management compensation purposes. However, analysis of the company's results and outlook before restructuring costs and other special items should be used only in conjunction with data presented in accordance with Generally Accepted Accounting Principles (GAAP). Reconciliations of the company's results and outlook to GAAP are included below.

Segment Analysis

Bell

Bell segment revenues increased $49 million, while profit decreased $10 million.

U.S. Government revenues were down due to lower revenue on the V-22 program and lower sales related to a contract for training aircraft completed in 2003, partially offset by higher sales of air-launched weapons, higher revenue on the H-1 upgrade program and increased demand for spares. Commercial revenues were up due to higher helicopter unit volume and higher volume in the aircraft engine business.

Segment profit decreased due to lower profit in the U.S. Government business, partially offset by higher profit in the commercial business. U.S. Government profit decreased primarily due to the decrease in V-22 revenue and the impact of lower training aircraft volume, partially offset by higher sales of air-launched weapons. The higher commercial profit was primarily due to the impact of higher commercial helicopter volume, partially offset by higher engineering expense, lower pension income, higher insurance costs and certain positive 2003 items that did not reoccur.

Bell Helicopter's backlog of $2.4 billion was down $51 million from the second quarter 2004.

Cessna

Cessna segment revenues and profit increased $183 million and $51 million, respectively.

Cessna revenues increased primarily due to higher Citation business jet volume, higher single engine aircraft volume, higher used aircraft volume and higher pricing. Additionally, sales increased as a result of the consolidation of CitationShares during the second quarter of 2004.

Segment profit increased due to improved cost performance, increased volume and higher pricing, partially offset by inflation.

Backlog of $4.9 billion was up $128 million from the second quarter of 2004. In addition, at the end of the third quarter Cessna also had orders from its CitationShares joint venture totaling $555 million, up $139 million from the second quarter of 2004.

Fastening Systems

Fastening Systems segment revenues increased $50 million, while profit decreased $9 million.

Revenues increased primarily due to higher sales volume, favorable foreign exchange and higher pricing. Profit decreased due to inflation and launch costs related to plant consolidations, partially offset by higher pricing, higher sales volume, improved cost performance and favorable foreign exchange. Inflation included higher steel costs, which were only partially offset by pricing actions during the quarter.

Industrial

Industrial segment revenues and profit increased $63 million and $21 million, respectively.

Revenues increased primarily due to higher sales volume at each of the Industrial divisions, except Fluid and Power, and the favorable impact of foreign exchange, partially offset by the divestiture of a non-core product line during the second quarter of 2004. Profit increased primarily due to improved cost performance, higher volume and improved credit performance, partially offset by inflation and the impact of the divestiture of a non-core product line.

Finance

Finance segment revenues decreased $7 million, while profit increased $4 million.

Revenues decreased primarily due to a lower average finance receivable portfolio, reflecting the continued liquidation of non-core assets. Profit increased primarily due to a lower provision for loan losses and lower operating expenses, partially offset by the impact of lower average finance receivables.

Conference Call Information
Textron will host a conference call today, October 21, 2004, at 9:00 a.m. Eastern time to discuss its results and outlook. The call will be available via webcast at www.textron.com or by direct dial at (888) 428-4474 in the U.S. or (612) 332-0107 outside of the U.S. (request the Textron Earnings Conference). The call will be recorded and available for playback beginning at 12:30 p.m. Eastern time today by dialing (320) 365-3844; Access Code: 723574.

Textron Inc. (NYSE:TXT) is a $10 billion multi-industry company with more than 43,000 employees in nearly 40 countries. The company leverages its global network of aircraft, industrial and finance businesses to provide customers with innovative solutions and services. Textron is known around the world for its powerful brands such as Bell Helicopter, Cessna Aircraft, Kautex, Lycoming, E-Z-GO and Greenlee, among others. More information is available at www.textron.com.

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Forward-looking Information: Certain statements in this release and other oral and written statements made by Textron from time to time are forward-looking statements, including those that discuss strategies, goals, outlook or other non-historical matters; or project revenues, income, returns or other financial measures. These forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update or revise any forward-looking statements. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those contained in the statements, including the following: (a) the extent to which Textron is able to achieve savings from its restructuring plans; (b) uncertainty in estimating the amount and timing of restructuring charges and related costs; (c) changes in worldwide economic and political conditions that impact interest and foreign exchange rates; (d) the occurrence of work stoppages and strikes at key facilities of Textron or Textron's customers or suppliers; (e) government funding and program approvals affecting products being developed or sold under government programs; (f) cost and delivery performance under various program and development contracts; (g) the adequacy of cost estimates for various customer care programs including servicing warranties; (h) the ability to control costs and successful implementation of various cost reduction programs; (i) the timing of certifications of new aircraft products; (j) the occurrence of slowdowns or downturns in customer markets in which Textron products are sold or supplied or where Textron Financial offers financing; (k) changes in aircraft delivery schedules or cancellation of orders; (l) the impact of changes in tax legislation; (m) Textron's ability to offset, through cost reductions, raw material price increases and pricing pressure brought by original equipment manufacturer customers; (n) the availability and cost of insurance; (o) increases in pension expenses related to lower than expected asset performance or changes in discount rates; (p) Textron Financial's ability to maintain portfolio credit quality; (q) Textron Financial's access to debt financing at competitive rates; and (r) uncertainty in estimating contingent liabilities and establishing reserves to address such contingencies.

TEXTRON INC. Revenues and Income by Business Segment Three Months Ended October 2, 2004 and September 27, 2003 (Dollars in millions except per share amounts) (Unaudited)
	October 2, 2004		September 27, 2003
	GAAP	As Adjusted (a)	GAAP	As Adjusted (a)
REVENUES
MANUFACTURING:
Bell	$570	$570	$521	$521
Cessna	699	699	516	516
Fastening Systems	454	454	404	404
Industrial	717	717	654	654
	2,440	2,440	2,095	2,095
FINANCE	129	129	136	136
Total revenues	$2,569	$2,569	$2,231	$2,231
PROFIT
MANUFACTURING:
Bell	$59	$59	$69	$69
Cessna	82	82	31	31
Fastening Systems	1	1	10	10
Industrial	44	44	23	23
	186	186	133	133
FINANCE	28	28	24	24
Segment profit	214	214	157	157
Special charges (b)	(18)	-	(42)	-
Corporate expenses and other, net	(30)	(30)	(19)	(19)
Interest expense, net	(23)	(23)	(26)	(26)
Income before income taxes	143	161	70	112
Income taxes	(40)	(44)	(23)	(31)
Net income	$103	$117	$47	$81
Earnings per share: (f)
Net income	$0.73	$0.83	$0.34	$0.59
Average diluted shares outstanding	140,618,000	140,618,000	136,828,000	136,828,000

TEXTRON INC. Revenues and Income by Business Segment Nine Months Ended October 2, 2004 and September 27, 2003 (Dollars in millions except per share amounts) (Unaudited)
	October 2, 2004		September 27, 2003
	GAAP	As Adjusted (a)	GAAP	As Adjusted (a)
REVENUES
MANUFACTURING:
Bell	$1,664	$1,664	$1,673	$1,673
Cessna	1,617	1,617	1,679	1,679
Fastening Systems	1,445	1,445	1,280	1,280
Industrial	2,344	2,344	2,110	2,110
	7,070	7,070	6,742	6,742
FINANCE	400	400	418	418
Total revenues	$7,470	$7,470	$7,160	$7,160
PROFIT
MANUFACTURING:
Bell	$182	$182	$165	$165
Cessna	148	148	156	156
Fastening Systems	45	45	49	49
Industrial	152	152	97	97
	527	527	467	467
FINANCE	95	95	70	70
Segment profit	622	622	537	537
Special charges (b)	(103)	-	(94)	-
Gain on sale of businesses (c)	7	-	15	-
Corporate expenses and other, net	(101)	(101)	(81)	(81)
Interest expense, net	(73)	(73)	(72)	(72)
Income from continuing operations before income taxes and distributions on preferred securities of subsidiary trusts	352	448	305	384
Income taxes	(112)	(130)	(94)	(115)
Distributions on preferred securities of manufacturing subsidiary trust, net of income taxes (d)	-	-	(13)	(13)
Income from continuing operations	240	318	198	256
(Loss) income from discontinued operations, net of income taxes (e)	-	-	(22)	2
Net income	$240	$318	$176	$258
Earnings per share: (f)
Income from continuing operations	$1.71	$2.26	$1.45	$1.87
(Loss) income from discontinued operations, net of income taxes (e)	-	-	(0.16)	0.02
Net income	$1.71	$2.26	$1.29	$1.89
Average diluted shares outstanding	140,378,000	140,378,000	136,761,000	136,761,000
	TEXTRON INC. Revenues and Income by Business Segment Three and Nine Months Ended October 2, 2004 and September 27, 2003 (Dollars in millions except per share amounts) (Unaudited)
(a)

The "As Adjusted" column excludes items recorded in special charges and gain on sale of businesses. Textron presents its results "as adjusted", before restructuring and other special items, because such items are outside normal business operations, as well as difficult to forecast accurately for specific periods. Such items are either isolated or temporary in nature; therefore, it is helpful to understand results without these items, especially when comparing results for previous periods or forecasting performance in future periods. In addition, Textron uses "as adjusted" results to measure operating performance for management compensation purposes. Any analysis of results before restructuring costs and other special items should be used only in conjunction with data presented in accordance with Generally Accepted Accounting Principles (GAAP).

A reconciliation of net income as reported under GAAP to net income, as adjusted is as follows:

		Third Quarter		Nine Months
		2004	2003	2004	2003
	GAAP net income	$103	$47	$240	$176
	Adjustments:
	Special charges	18	42	103	94
	Gain on sale of businesses	-	-	(7)	(15)
	Tax impact of excluded items	(4)	(8)	(18)	(21)
	Special charges included in discontinued operations, net of income taxes	-	-	-	24
	Net income, as adjusted	$117	$81	$318	$258
(b)
	Special charges include 1) restructuring expenses and fixed asset impairment charges associated with reducing overhead and closing, consolidating and downsizing manufacturing facilities, headcount reductions, consolidating operations and exiting non-core product lines, 2) a $12 million pretax gain in 2004 on the sale of the remaining shares of Collins & Aikman common stock and 3) $15 million in unamortized issuance costs written off in 2003 upon the redemption of preferred securities described in note (d).
(c)
	During the second quarter of 2004, Textron recorded a gain on the sale of its interest in two Brazilian-based joint ventures to its joint venture partner, Metegal Telecom Participacoes Ltda. In the first quarter of 2003, Textron recorded a gain on the sale of its interest in an Italian automotive joint venture to Collins & Aikman.
(d)
	Textron Inc. redeemed the $500 million Textron Capital I trust preferred securities in July 2003. The redemption was mandatory following Textron's call of its 7.92% Junior Subordinated Deferrable Interest Debentures, which were held by the trust and also redeemed in July 2003.
(e)
	During the third quarter of 2003, Textron consummated the sale of its remaining OmniQuip business to JLG Industries, Inc. and has reclassified the financial results of the OmniQuip division, net of income taxes, to discontinued operations. During the fourth quarter of 2003, Textron sold its Small Business Direct portfolio to MBNA America Bank, N.A. and has reclassified the financial results, net of income taxes, to discontinued operations.
(f)	Reconciliation of GAAP EPS to EPS, as adjusted:
	Third Quarter		Nine Months
	2004	2003	2004	2003
GAAP EPS	$0.73	$0.34	$1.71	$1.29
Adjustments:
Special charges	0.10	0.25	0.56	0.51
Gain on sale of businesses	-	-	(0.01)	(0.09)
Special charges included in discontinued operations, net of income taxes	-	-	-	0.18
EPS, as adjusted	$0.83	$0.59	$2.26	$1.89

TEXTRON INC. Condensed Consolidated Balance Sheets (In millions) (Unaudited)
	October 2, 2004	January 3, 2004
Assets
Cash and cash equivalents	$ 687	$ 486
Accounts receivable, net	1,143	1,135
Inventories	1,663	1,439
Other current assets	429	532
Net property	1,878	1,925
Other assets	3,208	3,240
Textron Finance assets	6,544	6,333
Total Assets	$ 15,552	$ 15,090

Liabilities and Shareholders' Equity
Current portion of long-term debt and short-term debt	$ 395	$ 316
Other current liabilities	2,338	1,940
Other liabilities	2,161	2,109
Long-term debt	1,342	1,711
Textron Finance liabilities	5,545	5,324
Total Liabilities	11,781	11,400

Total Shareholders' Equity	3,771	3,690
Total Liabilities and Shareholders' Equity	$ 15,552	$ 15,090

TEXTRON INC. Reconciliation of GAAP Measures to Non-GAAP Measures (Dollars in millions except per share amounts)

	Fourth Quarter		Full Year
	2004	2003	2004	2003
	Outlook	Actual	Outlook	Actual
GAAP EPS	$0.81 - 0.91	$0.60	$2.52 - 2.62	$1.89
Adjustments:
Special charges	0.18	0.31	0.74	0.82
Gain on sale of businesses	-	-	(0.01)	(0.09)
Special charges included in discontinued operations, net of income taxes	-	-	-	0.17
EPS as adjusted	$0.99 - 1.09	$0.91	$3.25 - 3.35	$2.79

	Third Quarter		September Year-to-Date		Full Year
	2004	2003	2004	2003	2004	2003
	Actual	Actual	Actual	Actual	Outlook	Actual
Cash flow from operations - GAAP	$360	$145	$805	$300	$805 - 905	$681
Capital expenditures and lease additions	(82)	(80)	(228)	(198)	(330)	(310)
Proceeds on sale of fixed assets	10	12	37	41	45	55
Free cash flow after restructuring	288	77	614	143	520 - 620	426
After-tax cash used for restructuring activities	21	15	55	40	80	57
Free cash flow before restructuring - as adjusted	$309	$92	$669	$183	$600 - 700	$483